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                                                                     EXHIBIT 5.1


                                                                January 9, 1996


                          MENTOR GRAPHICS CORPORATION
                       REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:


     As counsel to Mentor Graphics Corporation, an Oregon corporation (the "Company"), we are rendering this opinion in connection with the registration by the Company pursuant to the above-referenced Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, of the shares of the Company's Common Stock, without par value (the "Shares"), to be issued in connection with the Merger of M Acquisition Sub, Inc., a Delaware corporation ("Merger Sub"), with and into Microtec Research, Inc., a Delaware corporation ("Microtec"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), among the Company, Merger Sub and Microtec, dated as of October 9, 1995, as amended.


     As such counsel and in connection with the opinion expressed below, we have examined copies of the Registration Statement, the Company's Articles of Incorporation, as amended, the Company's Bylaws, as amended, the Merger Agreement, certificates of public officials and officers of the Company, and such other documents, instruments and records as we have deemed necessary or appropriate as a basis for the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

     Based upon the foregoing, we are of the opinion that the Shares have been validly authorized and, when issued pursuant to the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Proxy Statement/Prospectus constituting a part hereof, and in any amendment thereto.

                                          Very truly yours,

                                          VENTURE LAW GROUP
                                          A Professional Corporation